UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 3, 2005

Kite Realty Group Trust

(Exact name of registrant as specified in its charter)

State of Organization:	Commission File Number:	IRS Employer Identification Number:

Maryland	1-32268	11-3715772

30 S. Meridian Street, Suite 1100
Indianapolis, Indiana  46204
Telephone: (317) 577-5600

(Address, including zip code and telephone number, including area code, of principal executive offices)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant top Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant top Rule 13e-4(c) under the Exchange Act (17 CFR 240.113e-4(c))

Item 1.01               Entry into a Material Agreement

                On March 3, 2005, Kite Realty Group Trust (the “Company”) entered into three related purchase and sale agreements for the acquisitions of three community shopping centers which are summarized as follows:

Seller	Property Name	Location	Gross Leasable Area (sq. ft.)	Estimated Acquisition Cost (Millions)	Estimated Indebtedness to be Assumed (Millions)
U.S. Retail Income Fund VIII-E, Limited Partnership	Plaza Volente Shopping Center	Austin, TX	156,308	$36.1	$—
U.S. Retail Income Fund IV, Limited Partnership	Indian River Square Shopping Center	Vero Beach, FL	144,134	16.4	—
U.S. Retail Income Fund VIII-D, Limited Partnership	Fountain Oaks Shopping Center	Atlanta, GA	160,598	26.0	13.7
Total			461,040	$78.5	$13.7

The acquisitions of these properties are subject to satisfactory completion of due diligence on or prior to April 15, 2005, satisfaction of other customary closing conditions and, in the case of the Fountain Oaks Shopping Center, the lender’s consent to the assumption by the Company of existing indebtedness.  Each Seller has the option to terminate its agreement with the Company if any of the other acquisitions do not simultaneously close.  There can be no assurance that the conditions to completion of the acquisitions will be met or that these acquisitions will in fact be consummated.

SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KITE REALTY GROUP TRUST

Date: March 9, 2005	By:	/s/ Daniel R. Sink
Daniel R. Sink
Senior Vice President, Chief Financial Officer and Treasurer